Sproule®

Over 60 Years of Excellence

September 3, 2014

Re: Exhibit 3.3 – Consent of Sproule International Ltd.

Dear Sirs:

We are a firm of independent qualified reserves evaluators of Calgary, Alberta having prepared reports dated February 8, 2013 and February 10, 2014 (the "Reports") auditing the resources of WesternZagros Resources Ltd. (the "Company"), as described in the Annual Information Form ("AIF") of the Company dated March 13, 2014.

We refer to the registration statement on Form F-7 (the "Registration Statement") relating to the rights offering by the Company and hereby consent to the reference to our firm under the heading "Interest of Experts" in the Registration Statement and to the use of our Reports which are incorporated in the Registration Statement by reference to the AIF.

Sincerely,

SPROULE INTERNATIONAL LIMITED

Douglas J. Carsted, CD, P.Geol.
Executive Vice-President & CTO

Worldwide Petroleum Consultants

900, 140 Fourth Avenue SW Calgary AB T2P 3N3 Canada | Phone: 1-403-294-5500 | Fax: 1-403-294-5590 | Toll-Free: 1-877-777-6135
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